                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Leggett & Platt, Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO] LEGGETT

                                                                 March 28, 2002

Dear Shareholder:

   The Board of Directors cordially invites you to attend the Annual Meeting of Shareholders of Leggett & Platt, Incorporated on Wednesday, May 8, 2002, at 10:00 a.m. local time, at the Company's Cornell Conference Center, No. 1 Leggett Road, Carthage, Missouri.

   The enclosed Proxy Statement contains two proposals from your Board of
Directors: (1) the election of Directors, and (2) the ratification of the Board's selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2002.

   I urge you to vote your proxy FOR each of the proposals.

   We hope you will attend the Annual Meeting. If you cannot attend the meeting, you may vote your shares by telephone at 1-800-758-6973, by Internet at www.eproxyvote.com/leg or by returning the enclosed proxy card. Specific instructions for voting by Internet are included at the web site address. If you vote using the proxy card, please sign and return it in the enclosed postage-paid envelope.

                                          Sincerely,

                                          LEGGETT & PLATT, INCORPORATED
                                          /s/ Felix E. Wright
                                          Felix E. Wright
                                          President and Chief Executive Officer

                         Leggett & Platt, Incorporated

                              No. 1 Leggett Road
                           Carthage, Missouri 64836

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

   The Annual Meeting of Shareholders of Leggett & Platt, Incorporated (the "Company") will be held at the Company's Cornell Conference Center, No. 1 Leggett Road, Carthage, Missouri, on Wednesday, May 8, 2002, at 10:00 a.m. local time:

    1. To elect twelve (12) Directors;

    2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on March 15, 2002 are entitled to vote at the Annual Meeting.

   An Annual Report to Shareholders outlining the Company's operations during the fiscal year ended December 31, 2001 accompanies this Notice of Annual Meeting and the Proxy Statement.

                                          By Order of the Board of Directors

                                          Ernest C. Jett
                                          Secretary
Carthage, Missouri
March 28, 2002

                         Leggett & Platt, Incorporated

                              No. 1 Leggett Road
                           Carthage, Missouri 64836

                         ANNUAL MEETING -- MAY 8, 2002

                                PROXY STATEMENT

   This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Leggett & Platt, Incorporated (the "Company") of proxies to be voted at the Annual Meeting of Shareholders on May 8, 2002, for the purposes set forth in the accompanying Notice of the meeting.

   We wish that all of our shareholders could attend the Annual Meeting and vote in person. However, since this may not be possible, the Board of Directors is soliciting your proxy so that you will be represented and can vote at the meeting.

   This Proxy Statement and the enclosed Annual Report to Shareholders contain information about the Company, the Company's independent accountants, the Company's Directors and Executive Officers, and matters to be voted on at the Annual Meeting. We hope this Proxy Statement is useful to you and helps you better understand your Company. This Proxy Statement is first being sent to shareholders on March 28, 2002.

   You may cast your vote by telephone at 1-800-758-6973 or by Internet at www.eproxyvote.com/leg. Alternatively, you may vote using the enclosed proxy card. If you vote using the proxy card, please sign and return it in the enclosed postage-paid envelope. If you vote by telephone or Internet, there is no need to mail the proxy card. If you attend the Annual Meeting, you may vote in person.

                               TABLE OF CONTENTS

                                                                      Page
                                                                      ----
     INFORMATION ABOUT THE MEETING AND VOTING........................   2
     PROPOSAL ONE--ELECTION OF DIRECTORS.............................   3
     PROPOSAL TWO--RATIFICATION OF SELECTION OF INDEPENDENT
       ACCOUNTANTS...................................................   5
     INFORMATION REGARDING THE COMPANY, ITS DIRECTORS AND EXECUTIVE
       OFFICERS......................................................   6
        Leggett & Platt, Incorporated Common Stock Performance Graph.   6
        Compensation Committee Report on Executive Compensation......   7
        Executive Compensation and Related Matters...................  10
        Audit Committee Report.......................................  15
        Ownership of Common Stock....................................  16
     FINANCIAL DATA..................................................  17
     2003 SHAREHOLDER PROPOSALS......................................  17
     OTHER MATTERS...................................................  18

                   INFORMATION ABOUT THE MEETING AND VOTING

   This Proxy Statement is furnished to shareholders of Leggett & Platt, Incorporated in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") to be voted at the Annual Meeting of Shareholders of the Company on May 8, 2002.

Right to Revoke Proxy; Voting of Proxy

   Any shareholder giving the enclosed proxy or voting by telephone or Internet can revoke it by (1) submitting a proxy (including a proxy via telephone or Internet) bearing a later date, (2) providing written notice of revocation to the Secretary of the Company at or prior to the Annual Meeting, or (3) attending the Annual Meeting and voting in person. Unless the persons named in the proxy are prevented by circumstances beyond their control from acting, the proxy will be voted at the Annual Meeting in the manner specified in the proxy.

   If no specification is made on a proxy, the proxy will be voted FOR the election of each nominee for Director in Proposal 1, FOR the ratification of the selection of the Company's independent accountants in Proposal 2, and in the discretion of the persons named as proxies on such other business as may properly come before the meeting or any adjournment.

Solicitation of Proxies

   The enclosed proxy is solicited by and on behalf of the Board. The Company will bear the expense of soliciting proxies for the Annual Meeting, including the cost of mailing and voting by telephone or Internet. The Company will request persons holding stock as beneficial owners, custodians, nominees or the like, to send proxy materials to their principals requesting authority to vote the proxies. The Company will reimburse such persons for their solicitation expenses.

   If necessary to assure sufficient representation at the meeting, employees of the Company, at no additional compensation, may request the return of proxies personally or by telephone, facsimile or the Internet. The extent to which this will be necessary depends on how promptly proxies are received.

Voting Securities Outstanding; Quorum

   The only class of outstanding voting securities is the Company's $.01 par value Common Stock. On March 5, 2002, there were 196,308,943 shares of Common Stock outstanding and entitled to vote. Only shareholders of record at the close of business on March 15, 2002, are entitled to vote at the Annual Meeting.

   A majority of the outstanding shares of Common Stock present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned for not more than 90 days to reach a quorum.

   Every shareholder has the right to vote, in person or by proxy, one vote per share on all matters. Shares represented by proxies designated "Withhold Authority" with respect to the election of Directors, and proxies designated "Abstain" on the remaining proposals will be counted in determining whether a quorum is present. Broker non-votes also will be counted in determining whether a quorum is present but will not be considered a vote "for" or "against" any proposal. "Broker non-votes" occur when a broker indicates on the proxy that it lacks discretionary authority to vote on a particular matter for beneficial owners who have not provided voting instructions. Votes withheld and abstentions have the effect of a vote "against" a proposal.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   At the Annual Meeting, 12 Directors will be elected who will hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Each of these nominees except Karl G. Glassman and Michael A. Glauber was elected by the shareholders at the last Annual Meeting. If any nominee named below is not a candidate for election as a Director at the Annual Meeting (an event which the Board does not anticipate), the proxy will be voted for a substitute nominee, if any, designated by the Board.

   Raymond F. Bentele, age 65, served as President and Chief Executive Officer of Mallinckrodt, Inc., a manufacturer of medical and specialty chemical products, from 1981 until his retirement in 1992. He serves as a director of Kellwood Company, an apparel and camping goods manufacturer, and IMC Global, Inc., a producer of crop nutrient minerals. He was first elected as a Director of the Company in 1995.

   Ralph W. Clark, age 61, was a Vice President of International Business Machines Corporation ("IBM") from 1988 until 1994. He also served as Chairman of Frontec AMT Inc., a software company, until his retirement in 1998. Mr. Clark was first elected as a Director of the Company in 2000.

   Harry M. Cornell, Jr., age 73, is Chairman of the Company's Board of Directors. He has served the Company in various capacities since 1950. In 1960, he was elected President and Chief Executive Officer and served in that capacity until 1982. In 1982, Mr. Wright was elected President of the Company and Mr. Cornell remained as Chief Executive Officer and Chairman of the Board until 1999, at which time Mr. Wright succeeded him as Chief Executive Officer. He was first elected as a Director of the Company in 1958.

   Robert Ted Enloe, III, age 63, is Managing General Partner of Balquita Partners, Ltd., a family securities and real estate investment partnership. He served as President and Chief Executive Officer of Liberte Investors, Inc., a holding company seeking acquisitions of operating companies, until his retirement in 1996. Mr. Enloe serves as a director of Advanced Switching Communications, a manufacturer of network access devices. He was first elected as a Director of the Company in 1969.

   Richard T. Fisher, age 63, is Managing Director of CIBC World Markets Corp., an investment banking firm. He was first elected as a Director of the Company in 1972.

   Karl G. Glassman, age 43, was elected Senior Vice President of the Company and has served as President of the Residential Furnishings Segment since 1999. He previously served the Company as Vice President and President of Bedding Components from 1996 through 1998. He also has served the Company in other capacities since 1982.

   Michael A. Glauber, age 59, was elected Senior Vice President of Finance and Administration in 1990. He previously served the Company as Vice President of Finance and Treasurer from 1980 through 1990. Mr. Glauber has served the Company in various other capacities since 1969.

   David S. Haffner, age 49, was elected Chief Operating Officer of the Company in 1999. He has served as the Company's Executive Vice President since 1995. He previously served the Company as Senior Vice President from 1992 to 1995 and has served the Company in other capacities since 1983. Mr. Haffner was first elected as a Director of the Company in 1995.

   Thomas A. Hays, age 69, served as Deputy Chairman of May Department Stores Company from 1993 until his retirement in April 1996. Mr. Hays serves as a director of Ameren Corporation, an electric utility company. He was first elected as a Director of the Company in 1996.

   Maurice E. Purnell, Jr., age 62, is a partner in the law firm of Locke Liddell & Sapp LLP. He was first elected as a Director of the Company in 1988.

   Alice L. Walton, age 52, served as Chairman of Llama Company, an investment banking firm, from 1990 to 2000 and as Chief Executive Officer of Llama Company from 1990 to 1998. She was first elected as a Director of the Company in 1998.

   Felix E. Wright, age 66, is the Company's President and Chief Executive Officer. He has also served as Vice Chairman of the Company's Board of Directors since 1999. Mr. Wright previously served the Company as Chief Operating Officer from 1985 to 1999 and has served in various other capacities since 1959. He was first elected as a Director of the Company in 1977.

Board Meetings and Committees

   The Board held four meetings in 2001. All Directors attended at least 75% of the aggregate of the Board meetings and the committees on which they served in 2001. The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

   Non-employee Directors receive a retainer of $21,000 per year and a fee of $3,500 for attending each regular or special meeting of the Board. Each employee Director receives an annual retainer of $3,000. Non-employee Directors who serve on Board committees receive additional fees for committee participation. Committee chairmen receive a $1,500 annual retainer. Each committee member, including chairmen, receive an attendance fee of $500 for each meeting held in conjunction with a regular Board meeting and $1,000 for each meeting that is not in conjunction with a regular Board meeting. Additionally, non-employee Directors receive annual grants of at-market stock options for stock having a market value of $25,000 on the date of grant. Accordingly, on May 9, 2001, each non-employee Director was granted 1,256 options at an exercise price of $19.90 per share. The options have a 10-year term and vest in three annual installments beginning November 9, 2002.

   The Audit Committee consists of Messrs. Bentele, Clark, Fisher, Hays, Purnell and Levine and Ms. Walton. Mr. Bentele is Chairman. The Audit Committee is responsible for (i) recommending to the Board the selection of the Company's outside auditors, (ii) reviewing the audit scope and risk assessment process,
(iii) reviewing relationships that may affect the independence of the outside auditors, (iv) reviewing any major internal control or accounting issues of the Company, (v) reviewing and discussing with management and the outside auditors the annual audited financial statements included in the Company's 10-K, and
(vi) reviewing the Company's compliance with various laws and regulations. The Audit Committee held five meetings during 2001.

   The Compensation Committee consists of Messrs. Enloe, Fisher and Hays. Messrs. Enloe and Fisher serve as Co-Chairmen. The Compensation Committee is responsible for executive compensation policies and approving compensation payable to the Executive Officers of the Company. The Compensation Committee held two meetings in 2001.

   The Nominating Committee consisted of Messrs. Hays, Purnell and Wright. On March 13, 2002, Mr. Wright resigned from the Nominating Committee. The Nominating Committee is now comprised entirely of independent directors. The duties of the Nominating Committee are to review and recommend the size and composition of the Board of Directors and its Committees. The Nominating Committee will consider nominees recommended by shareholders. Any shareholder who wishes to recommend a nominee for the Board of Directors may do so by submitting the candidate's name and other information, as provided by the Company's Bylaws, to the Secretary of the Company at No. 1 Leggett Road, Carthage, Missouri 64836. The Nominating Committee held one meeting in 2001.

Vote Required for Election

   The affirmative vote of the majority of all votes cast on the matter is required for the election of Directors. The Board recommends that you vote FOR the election of each of the Director nominees.

                                 PROPOSAL TWO

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   Upon recommendation of the Audit Committee, the Board has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. PricewaterhouseCoopers LLP, or its predecessor Price Waterhouse, has been engaged as the Company's independent accountants for each year beginning with the year ended December 31, 1991.

   Although the Company is not required to submit this appointment to a vote of the shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as its principal independent auditor. If the shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for shareholder rejection and the Board will reconsider the appointment. Even if the appointment is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and also will be available to respond to appropriate questions.

   The fees billed by PricewaterhouseCoopers for professional services rendered in connection with fiscal year 2001 are set forth below.

  Audit Fees

   For fiscal year 2001, the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for the audit of annual financial statements and reviews of the financial statements included in the Company's SEC filings are $1,125,587.

  Financial Information Systems Design and Implementation Fees

   The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for financial information systems design and implementation services for fiscal year 2001 are $387,861.

  All Other Fees

   The aggregate fees billed or expected to be billed by PricewaterhouseCoopers for other non-audit services for fiscal year 2001 are as follows:

                           Tax........... $  853,135
                           Acquisitions..    371,239
                           Internal Audit    235,822
                           Miscellaneous.    149,967
                                          ----------
                              Total...... $1,610,163
                                          ----------

Vote Required for Ratification

   The affirmative vote of the majority of all votes cast on the matter is required for the adoption of this proposal. The Board recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP.

    INFORMATION REGARDING THE COMPANY, ITS DIRECTORS AND EXECUTIVE OFFICERS

                         LEGGETT & PLATT, INCORPORATED
                        COMMON STOCK PERFORMANCE GRAPH

   Each year the Company compares the performance of its Common Stock to a group of peer companies. The Company has selected a peer group of ten manufacturing companies that resemble the Company in terms of size, diversification, organizational structure and other key business characteristics. These companies include Danaher Corporation, Dover Corporation, Eaton Corporation, Emerson Electric Co., Illinois Tool Works, Inc., Ingersoll-Rand Company, Newell Rubbermaid, Inc., Pentair Inc., PPG Industries, Inc., and SPX Corporation ("Diversified Peer Group"). Management believes it shares many characteristics with each of these companies and the group as a whole.

   Because the Company continues to have a strong presence in the furniture industry, the Company also compares its performance to the fifteen companies that comprise the SIC Code 251 Household Furniture Index ("Furniture Peer Group"). Performance data for the Furniture Peer Group was prepared and published by Media General Financial Services. Management believes the inclusion of the Furniture Peer Group, along with the Diversified Peer Group, provides the Company's shareholders, potential investors and analysts with an additional tool for assessing the performance of the Company's Common Stock.

   The following graph compares the cumulative total return on the Company's Common Stock over the five years ended December 31, 2001, to the returns on the S&P 500 Composite Index, the Diversified Peer Group and the Furniture Peer Group. This graph is included for comparative reasons only and does not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stocks involved, nor is it intended to forecast or be indicative of possible future performance. Additional information concerning the long-term performance of the Company can be found in the Annual Report to Shareholders which accompanies this Proxy Statement.

                          [GRAPHIC]

      LEGGETT & PLATT,   FURNITURE      DIVERSIFIED     S&P COMPOSITE
        INCORPORATED     PEER GROUP     PEER GROUP
1996      100.00          100.00         100.00             100.00
1997      122.60          133.07         128.56             133.36
1998      130.49          146.54         136.38             171.47
1999      129.17          134.15         142.72             207.56
2000      116.84          124.16         150.11             188.66
2001      145.02          158.82         141.87             166.24


   The comparison assumes separate $100 investments were made on December 31, 1996, in Company Common Stock, the S&P 500 Composite Index, the Furniture Peer Group, and the Diversified Peer Group and that all dividends during the period have been reinvested. Returns are at December 31 of each year. The impact of income taxes is not reflected. The Furniture Peer Group index is available to shareholders by contacting the Company's Investor Relations Department (800-888-4569).

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Company's Compensation Committee establishes executive compensation policies and approves compensation (including stock awards and stock options) of the Executive Officers of the Company. Messrs. Enloe, Fisher, and Hays, each of whom are non-employee directors, comprise the Compensation Committee. Messrs. Enloe and Fisher serve as Co-Chairmen.

   Set out below is the report of the Compensation Committee concerning its compensation policies applicable to the Company's Executive Officers for the fiscal year ended December 31, 2001.

General Policies

   The compensation of Company executives is designed to attract, retain, and motivate high quality executives while at the same time aligning the interests of the Company's executives with the interests of its shareholders. Executive compensation is determined by both Company performance generally and the executive's individual contribution. Ownership of Common Stock by Company executives is strongly encouraged because it focuses the executives on the significance of maximizing shareholder value.

Determination of Salaries Generally

   The Compensation Committee annually reviews executive salaries and, if warranted, approves management recommended changes. Management recommendations are made by the Chief Executive Officer and are developed in consultation with the Company's Human Resources Department. Merit increase guidelines are prepared annually by Company management, approved by the Compensation Committee, and apply to Company managers generally. The Compensation Committee's review of management recommendations, although largely subjective and informal, includes the Company's performance over the preceding year, national surveys, industry wage projections, various economic indices and each executive's individual performance and contribution related to his particular business unit or function, as well as the contribution by the executive or the business unit to overall Company performance. The Compensation Committee believes the Company's executive salaries have generally been set at reasonable levels given each executive's responsibilities, experience, length of service, skills, and performance.

Salary of Chief Executive Officer

   Management recommended that Mr. Wright receive a salary increase consistent with the Company's 2001 merit increase guidelines for commendable performance. Accordingly, Mr. Wright's salary was increased 4% in 2001. For the year ended December 31, 2000, the Company's sales increased 13.2% from $3.78 billion to $4.28 billion despite the weak economy. The Company's return on average equity for 2000 was 15.4%. For the same period, the Company experienced net earnings of $1.32 per share, representing a decrease of 9% from 1999 and an increase of 6.5% from 1998. The Compensation Committee believes Mr. Wright's salary is appropriate given the Company's 2000 and long-term performance and his extensive experience and industry knowledge.

   Certain Executive Officers, including Mr. Wright, have employment contracts with the Company which are described in this Proxy Statement under Change-in-Control Arrangements and Employment Contracts. Under these contracts annual percentage increases in salary must, unless waived by the executive, be at least equal to the percentage increases over the previous year (to the extent not attributable to additional responsibilities) of the five highest-paid executives other than the Executive Officer in question. This contractual provision did not affect the salary increase approved for Mr. Wright in 2001.

Determination of Bonuses Generally

   Bonuses may be awarded under the Company's 1999 Key Officers Incentive Compensation Plan (the "Bonus Plan"). All bonuses under the plan (except for a 10% discretionary portion) are directly tied to a pre-established formula. The formula is based on (i) after-tax returns on the Company's adjusted average equity ("ROAAE") and (ii) EBIT (earnings before interest and taxes) returns on adjusted net assets ("ROANA"). ROAAE and ROANA are given equal weight in the formula.

   The size of each participant's bonus is determined by applying the bonus formula to a percentage of the participant's salary (the "target percentage"). Target percentages for the Executive Officers listed in the Summary Compensation Table were approved by the Compensation Committee. If threshold ROAAE or ROANA levels are met, a portion of the applicable target percentage becomes payable. This portion increases as the returns increase above the thresholds.

   The Company also maintains a Management Incentive Plan that is substantially similar to the Bonus Plan. This Plan generally applies to a much larger group of executives, managers and professionals who are not Executive Officers appearing in the Summary Compensation Table. Total bonuses paid under both the Management Incentive Plan and the Bonus Plan may not exceed 4% of EBIT.

   Bonuses under the plans may be greater than 100% of the target percentage subject to the overall EBIT limit on bonuses. In 2000, ROAAE and ROANA thresholds were exceeded and total bonuses for Executive Officers were 105.9% of their target percentages, which includes payment of the full discretionary amount. Total bonus payments were well below the overall EBIT limits in 2001. Thresholds and performance criteria in 2001 for the plans were the same as the criteria in 1999 and 2000, and are anticipated to be the same in 2002.

Bonus of Chief Executive Officer

   Mr. Wright's target percentage was increased from 60% of his salary in 2000 to 66% in 2001. His bonus is determined by the application of the bonus formula in the same manner as other bonuses were determined under the Bonus Plan.

Stock Options

   Options to purchase the Company's Common Stock tie the interests of Company executives directly to the performance of the Company's Common Stock. Stock options represent a significant portion of the overall compensation package of each Executive Officer and a large group of other Company managers. Only through enhancing shareholder wealth will the Company's Executive Officers and other managers receive the full potential of this important part of their compensation package. Approximately 1,900 employees, including Executive Officers, presently hold stock options. The "Option Grants in 2001" table located on page 11 provides a description of the options granted to each of the Chief Executive Officer and the four other most highly compensated Executive Officers during 2001.

Other Stock-Based Compensation

   In addition to stock options, the Company has other compensation plans that encourage executive ownership of Company Common Stock. Executive Officers and over 7,400 other employees contribute their own funds toward the purchase of Common Stock under various stock purchase plans.

   All of the Company's Executive Officers participate in the Company's Executive Stock Purchase Program ("ESPP"). The purpose of the ESPP is to assist Company management employees in saving for their retirement while building a long-term stake in the Company.

   Under the ESPP, executives elect a payroll deduction of up to 5.7% of compensation above a certain threshold (in most cases $23,277 in 2001) to purchase Company stock under the Company's 1989 Discount Stock Plan (the "Stock Plan"). The Stock Plan is a plan qualified under Section 423 of the Internal Revenue Code (the "Code") under which employees may purchase Company stock at 15% discount. The ESPP permits the Company to grant cash awards equal to 50% of the executive's contributions plus an additional amount equal to the executive's federal and state taxes attributable to the cash award ("Tax Offset Bonus"). The ESPP provides for the award of an additional 50% of the executive's contributions, plus a Tax Offset Bonus, if the Company contributes a like percentage as an additional award to participants in the Company's Stock Bonus Plan for non-highly compensated employees. This requirement was satisfied in 2001.

   Due to provisions in the Code, certain Executive Officers, including Mr. Wright, may participate only partially in the ESPP. For this reason Mr. Wright and certain other Executive Officers have entered into stock award agreements (the "Stock Award Program") under the Company's 1989 Flexible Stock Plan. Under the agreements, Mr. Wright and the other Executive Officers receive stock awards which are designed to be substantially similar in effect to participation in the ESPP.

   In 2002, the ESPP and Stock Award Program were replaced by the Executive Stock Unit Program ("ESUP") which is a non-qualified plan established under the Company's 1989 Flexible Stock Plan. The ESUP permits an Executive Officer to make pre-tax contributions of up to 10% of the difference between his compensation and his compensation base ($23,700 in 2002) to purchase "stock units" at a 15% discount from the current market value of Company Common Stock. Stock units are then converted into an equivalent number of shares of Common Stock upon an Executive's retirement, death or termination. The Company matches 50% of the Executive's contribution and may match an additional 50% if certain Company financial objectives are met for the year.

Other Matters

   Due to limitations imposed by the Code, Mr. Wright and other Executive Officers have been unable for several years to fully participate in the Company's tax-qualified Retirement Plan. For this reason the Compensation Committee approved payments to these Executive Officers in 2001 to compensate them for the reductions (through 2001) of their retirement benefits resulting from their inability to fully participate in the Retirement Plan.

   Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to any of the Company's Chief Executive Officer and four other most highly compensated Executive Officers. Certain performance-based compensation, including bonuses under the Company's Bonus Plan, is specifically exempt from the deduction limit. The Company's policy is to take reasonable and practical steps to avoid or minimize the amount of compensation that exceeds the $1 million cap. The Company paid an immaterial amount of non-deductible compensation in 2001.

                            R. Ted Enloe, III, Co-Chairman
                            Richard T. Fisher, Co-Chairman
                            Thomas A. Hays

                  EXECUTIVE COMPENSATION AND RELATED MATTERS

   The following table sets forth a summary of certain compensation provided to the Company's five most highly compensated Executive Officers for each of the three years in the period ended December 31, 2001.

                          SUMMARY COMPENSATION TABLE

                                                                        Long-Term
                                         Annual Compensation          Compensation
                                 ------------------------------------ -------------
                                                                       Securities    All Other
                                                         Other Annual  Underlying   Compensation
Name and Principal Position      Year Salary(1) Bonus(1) Compensation Options(#)(1)     (2)
---------------------------      ---- --------- -------- ------------ ------------- ------------
Harry M. Cornell, Jr............ 2001 $603,000  $400,000      --           5,706      $162,514
 Chairman of the Board           2000 $603,000  $400,000      --             -0-      $193,207
                                 1999 $620,885  $513,157      --         120,869      $210,446

Michael A. Glauber.............. 2001 $343,385  $ 76,600      --          28,152      $ 58,724
 Senior Vice President,          2000 $328,341  $157,261      --             -0-      $ 72,895
 Finance and Administration      1999 $304,890  $248,717      --          49,563      $ 75,335

David S. Haffner................ 2001 $493,615  $121,423      --          93,654      $ 88,503
 Executive Vice President and    2000 $472,411  $252,042      --          38,700      $112,296
 Chief Operating Officer and     1999 $435,566  $399,123      --         118,527      $ 97,426
 Director

Robert A. Jefferies, Jr......... 2001 $432,692  $ 17,715      --          58,523      $ 72,819
 Senior Vice President,          2000 $414,138  $198,721      --          49,959      $ 85,335
 Strategic Planning and Director 1999 $388,422  $314,377      --          83,490      $ 85,328

Felix E. Wright................. 2001 $729,538  $215,766      --         141,792      $185,474
 President and Chief Executive   2000 $698,180  $447,957      --          94,515      $201,889
 Officer and Vice Chairman       1999 $652,874  $709,084      --         452,412      $189,157
 of the Board

---------------------
(1) Many senior executives have elected under the Company's Deferred Compensation Program to receive options to purchase the Company's stock in lieu of cash compensation. The table below shows the Salary and Bonus foregone by each of the Executive Officers and the number of options received in lieu of cash compensation. The salary, bonus and options set forth below also are included in the Summary Compensation Table above.

                                         Cash Compensation
                                             Foregone
                                         -----------------
                                          Salary   Bonus   Options(#)
                                         -------- -------- ----------
           Harry M. Cornell, Jr.... 2001        0        0        0
                                    2000        0        0        0
                                    1999        0 $251,618   18,494

           Michael A. Glauber...... 2001        0 $ 76,600    5,210
                                    2000        0        0        0
                                    1999 $ 15,085        0    1,063

           David S. Haffner........ 2001 $476,000 $121,423   53,654
                                    2000 $200,000 $252,042   38,700
                                    1999 $250,000 $399,123   48,427

           Robert A. Jefferies, Jr. 2001 $432,692        0   41,720
                                    2000 $414,138 $198,721   49,959
                                    1999 $388,422 $314,377   59,233

           Felix E. Wright......... 2001 $729,538 $215,766   84,780
                                    2000 $698,180 $447,957   94,515
                                    1999 $652,874 $709,084  102,412

(2) The majority of All Other Compensation represents awards under the Company's Executive Stock Purchase Program ("ESPP") and Flexible Stock Plan which replace benefits not available to the Executive Officers under the Company's tax-qualified defined contribution plan. The amounts disclosed for 2001 include: life insurance premiums (Cornell--$2,060, Wright--$945); disability insurance premiums (Glauber--$5,259, Haffner--$4,878, Jefferies--$3,941); ESPP and stock awards (Cornell--$135,070, Glauber--$45,130, Haffner--$80,301, Jefferies--$54,277, Wright--$142,747);
    payments made to compensate for reductions in retirement benefits resulting from the inability to fully participate in the Company's tax-qualified defined benefit retirement plan (Cornell--$20,440, Glauber--$6,013, Haffner--$2,514, Jefferies--$11,037, Wright--$35,464); and life insurance income (Cornell--$4,944, Glauber--$2,322, Haffner--$810, Jefferies--$3,564, Wright--$6,318).
Stock Option Information

   The following table provides information concerning stock options granted during the year ended December 31, 2001, to the Executive Officers named above.

                             OPTION GRANTS IN 2001

                                                                     Potential Realizable Value at Assumed
                                                                    Annual Rates of Stock Price Appreciation
                                                                               for Option Term(1)
-                                                                   ----------------------------------------
                                % of
                  Number of     Total            Market
                  Securities   Options  Exercise  Price
                  Underlying   Granted   Price     on
                   Options    in Fiscal  ($ per  Date of Expiration
      Name         Granted      Year     Share)   Grant     Date         0%           5%            10%
      ----        ----------  --------- -------- ------- ----------   --------    ----------    ----------
H. Cornell, Jr...    5,706(4)    0.3%    $ 4.18  $20.92  06/17/2016 $ 95,518     $  224,310    $  474,785

M. Glauber.......   22,000       2.5%    $17.69  $17.69  01/03/2011 $     --     $  107,523    $  237,598
                       942(4)            $ 4.18  $20.92  06/17/2016 $ 15,769     $   21,214    $   27,800
                     5,210(2)            $ 4.32  $21.61  12/02/2016 $ 90,081     $  121,187    $  158,817
                    22,877(3)            $ 4.32  $21.61  12/02/2016 $395,543     $  532,129    $  697,362

D. Haffner.......   40,000       4.1%    $17.69  $17.69  01/03/2011 $     --     $  763,450    $2,248,221
                     8,259(2)            $ 4.32  $21.61  12/02/2016 $142,798     $  335,362    $  709,864
                    33,606(3)            $ 4.32  $21.61  12/02/2016 $581,048     $1,364,593    $2,888,447

R. Jefferies, Jr.   15,000       0.8%    $17.69  $17.69  01/03/2011 $     --     $  286,294    $  843,083
                     1,803(4)            $ 4.18  $20.92  06/17/2016 $ 30,182     $   70,878    $  150,024

F. Wright........   50,000       6.1%    $17.69  $17.69  01/03/2011 $     --     $  954,312    $2,810,276
                     7,012(4)            $ 4.18  $20.92  06/17/2016 $117,381     $  275,650    $  583,455
                    14,676(2)            $ 4.32  $21.61  12/02/2016 $253,748     $  595,928    $1,261,407
                    50,754(3)            $ 4.32  $21.61  12/02/2016 $877,537     $2,060,899    $4,362,323

---------------------
(1) These dollar amounts represent a hypothetical increase in the price of the Common Stock from the date of option grant until its expiration date at the rate of 0%, 5% and 10% per annum compounded.
(2) Stock option grant in lieu of 2001 bonus. The options are vested but do not become exercisable until December 3, 2002.
(3) Stock option grant in lieu of 2002 salary. The options vest as salary is earned but do not become exercisable until January 1, 2003.
(4) Stock option grant in lieu of accrued retirement benefits. The options are vested and became exercisable on December 18, 2001.

   The table below provides information concerning stock options exercised during the year ended December 31, 2001, by the five named Executive Officers and stock options held by them as of December 31, 2001.

              OPTION EXERCISES IN 2001 AND 12/31/01 OPTION VALUES

                                                  Number of Unexercised   Value of Unexercised In-the-
                                                   Options at 12/31/01     Money Options at 12/31/01
                                                ------------------------- ----------------------------
                           Shares
                          Acquired
                             On        Value
Name                     Exercise(1)  Realized  Exercisable Unexercisable Exercisable    Unexercisable
----                     ----------- ---------- ----------- ------------- -----------    -------------
Harry M. Cornell, Jr....   136,000   $1,300,500   237,548       34,125    $3,807,311      $  102,375
Michael A. Glauber......   152,934   $2,138,217    98,487       70,754    $1,607,107      $  793,441
David S. Haffner........    67,750   $1,096,155   277,789      179,127    $5,114,570      $2,549,649
Robert A. Jefferies, Jr.   158,700   $1,962,132   322,307      100,568    $6,165,353      $1,451,782
Felix E. Wright.........   169,300   $1,829,597   614,760      398,190    $9,707,189      $4,242,784

---------------------
(1) All options exercised during the year by the above Executives had terms which expired on or before December 31, 2001.

Retirement Plan

   The Company has a voluntary, tax-qualified, defined benefit pension plan (the "Retirement Plan"). The Retirement Plan requires a contribution from participating employees of 2% of base salary. Employees are not permitted to discontinue contributions to the Retirement Plan while employed by the Company. Normal monthly retirement benefits are the sum of 1% of the employee's average monthly earnings for each year of participation in the Retirement Plan. Earnings for purposes of the Retirement Plan include only salary or wages.

   Under the Retirement Plan, Mr. Cornell was required to begin receiving monthly retirement income no later than April 1, 2000. Mr. Cornell elected to receive his account contributions in a lump sum and the Company portion of his benefit in 180 guaranteed payments. He received monthly payments totaling $25,776 in 2001. Mr. Cornell is expected to receive monthly payments totaling $25,880 in 2002.

   Estimated annual benefits for the remaining Executive Officers are listed below. The estimates assume retirement at age 65 unless the executive is beyond age 65.

                                            Projected Annual
                  Executive Officer        Retirement Benefit
                  -----------------        ------------------
                  Michael A. Glauber......      $41,554
                  David S. Haffner........      $54,366
                  Robert A. Jefferies, Jr.      $36,306
                  Felix E. Wright.........      $48,680

   As described below, Messrs. Cornell and Wright are entitled to supplemental pension payments. Upon retirement, Mr. Cornell's estimated annual supplemental pension payment will be $761,360. If Mr. Wright retired at December 31, 2002, his estimated annual supplemental pension payment would be $394,971. Messrs. Cornell and Wright's annual pension payments are based upon 65% and 35%, respectively, of the average of their highest consecutive five-year earnings.

Change-in-Control Arrangements and Employment Contracts

   Messrs. Cornell, Haffner, Jefferies and Wright are parties to employment contracts with the Company. Subject to certain provisions which allow earlier termination in the event of total disability and for cause, the agreements expire as follows: Cornell--May 10, 2002; Haffner--July 30, 2006; Jefferies--December 3, 2006; and Wright--October 1, 2002. Under Messrs. Haffner and Wright's employment contracts, compensation levels are at the discretion of the Company's Compensation Committee subject to the provision that annual percentage increases in salary must, unless waived by the executive, be at least equal to the percentage increases over the previous year (to the extent increases were not attributable to additional responsibilities) of the salaries of the Company's five highest paid executives other than the executive. Compensation levels for Mr. Jefferies are determined using identical guidelines except that his annual percentage increase in salary must, unless waived, be at least equal to the percentage increases over the previous year of the Company's five highest paid executives other than Mr. Jefferies and the Company's Chief Executive Officer.

   Messrs. Cornell and Wright are entitled to a supplemental pension in addition to the pension each is entitled to under the Retirement Plan. Mr. Cornell is entitled to the supplemental pension upon termination of employment, while Mr. Wright is entitled to the supplemental pension beginning the later of termination of employment or the expiration of any consulting agreement (as described below). The supplemental pension for both executives will be for life or 15 years, whichever is longer. Annual pension payments are based on the average of each executive's highest consecutive five-year earnings ("Average Earnings"). These payments are 65% and 35% of Average Earnings for Messrs. Cornell and Wright, respectively. While each of Mr. Cornell and Mr. Wright receives supplemental pension payments, the Company will provide each of them and his respective dependents with life, hospitalization, and medical insurance benefits.

   Mr. Cornell and Mr. Wright may elect to enter into two-year consulting agreements within 120 days after termination of employment, except in the case of total disability or termination for cause. Mr. Cornell will be paid for consulting services in amounts equal to 100% for the first year and 75% for the second year of his total 1998 compensation. Mr. Wright will be paid an amount equal to 60% of Average Earnings for each year of his consulting agreement.

   If either Mr. Jefferies or Mr. Wright is terminated without cause, he is entitled to continue to receive his total compensation at the time of his termination until the earlier of five years after termination or December 31, 2006, in the case of Mr. Jefferies, and October 1, 2002, in the case of Mr. Wright.

   In the event of a hostile change-in-control, Mr. Jefferies may elect to enter into a consulting agreement in which he will be paid an amount equal to 100% for the first year and 75% for the second year of his total cash compensation in the year immediately preceding termination.

   Messrs. Cornell, Haffner, Jefferies and Wright are also parties to severance benefit agreements with the Company. The severance benefit agreements have no fixed expiration dates. The severance benefit agreements entitle the covered executives to severance benefits if, during any 36-month period following a change-in-control of the Company, (i) the executive's employment is terminated by the Company (except for cause or disability), or (ii) the executive terminates his employment for "good reason." The severance benefits include the payment in 36 monthly installments of an amount equal to three times the executive's annual salary plus bonus. The severance benefits also include participation in certain fringe benefits, the immediate vesting of stock options, and the purchase by the Company of all Common Stock offered by the executive to the Company. All amounts received by the executive as cash compensation from a new full time job will reduce the cash severance payments dollar for dollar. Similarly, any fringe benefits the executive receives from his new job will reduce any fringe benefits the Company is then providing. However, the executive is not required to mitigate the severance benefits he obtains.

   The agreements further provide that within one year following a change-in-control opposed by a majority of the Directors, the executive may elect to terminate his employment for any reason and receive, in lieu of the benefits described above, a lump sum payment equal to 75% of the executive's cash compensation preceding the year of termination and certain fringe benefits for one year.

   If Mr. Cornell, Mr. Wright or Mr. Jefferies elects to take the severance benefits provided, he will forfeit his right to enter into the two-year consulting agreement with the Company described above.

   Should Mr. Haffner receive any payment subject to the tax imposed by Section 4999 of the Code ("Excise Tax"), the Company will pay him the amount of the Excise Tax plus a tax gross-up payment. These payments are intended to put Mr. Haffner in the same position as if his benefits were not subject to the Excise Tax. Payments made to Messrs. Cornell, Wright and Jefferies are not subject to the Excise Tax because their severance agreements pre-date the enactment of
Section 4999.

Related Transactions

   Mr. Cornell leases to the Company, on a month-to-month basis, certain real estate located in Keystone, Colorado. In 2001, the lease was for $1,925 per month.

   In July 2001, the Company loaned Mr. Cornell $295,000. The loan has a two-year term and an interest rate of 6% per year.

   Bob L. Gaddy retired as an employee of the Company on February 28, 2002, citing personal reasons. He is expected to continue to serve the Company as a consultant until May 2003, the original term of his employment agreement. He will receive $31,625 per month for his services.

   Pace Industries, Inc., a subsidiary of the Company, leases its corporate offices in Fayetteville, Arkansas as a sublessee for a portion of the space under a lease held by Gaddy Investment Company ("GICO"), a corporation controlled by Mr. Gaddy. Mr. Gaddy is the Chairman and 100% stockholder of GICO. Rental expense under this lease was $214,319 for 2001. Management believes that the terms of this lease agreement are at least as favorable as could have been obtained from unaffiliated third parties.

   Locke Liddell & Sapp LLP performed legal services for the Company in 2001, and it is anticipated that they will perform legal services for the Company in 2002. Mr. Purnell is a partner in Locke Liddell & Sapp LLP.

   In 2001, the Company purchased shares of Common Stock from several of its Executive Officers and Directors. These purchases were made at prevailing market prices at the time of purchase. Details of the purchases are set out below.

                                                Number   Market Price
           Purchase Date         Name          of Shares  per Share
           -------------         ----          --------- ------------
           January 18    Harry M. Cornell, Jr.   14,679     $20.44
           February 2    Allan J. Ross            3,038     $20.75
           February 16   Felix E. Wright         20,000     $20.86
           April 12      Bob L. Gaddy           100,000     $18.07
           May 22        Duane W. Potter         20,000     $22.21
           May 23        Harry M. Cornell, Jr.   14,000     $22.39
           July 26       Harry M. Cornell, Jr.   15,510     $23.70
           August 22     Harry M. Cornell, Jr.   15,552     $24.10
           September 6   Felix E. Wright         30,000     $24.22
           September 26  Bob L. Gaddy            50,000     $18.64
           October 1     Bob L. Gaddy            50,000     $18.64
           October 29    Allan J. Ross            1,104     $22.05
           December 7    Duane W. Potter         13,428     $23.00

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors ("Audit Committee") is comprised of seven non-employee directors who are independent as required by the rules of the New York Stock Exchange. The members of the Audit Committee are Messrs. Bentele, Clark, Fisher, Hays, Levine, Purnell, and Ms. Walton. Mr. Bentele serves as the Audit Committee's chairman. The Audit Committee operates under a written charter adopted by the Board of Directors.

   Management's responsibilities include the Company's financial statements and financial reporting process, including the system of internal controls. PricewaterhouseCoopers LLP, the Company's independent accountants, are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. The Audit Committee is responsible for monitoring and overseeing these processes, providing recommendations to the Board regarding the independence of and risk assessment procedures used by the Company's outside auditors, and overseeing the Company's compliance with various laws and regulations. The Audit Committee has relied upon management's representation that the financial statements have been prepared in conformity with generally accepted accounting principles and on PricewaterhouseCoopers LLP's report on the Company's financial statements.

   The Audit Committee held five meetings during 2001, one of which was held by telephone. At these meetings, the Audit Committee reviewed and discussed the Company's financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and discussed PricewaterhouseCoopers LLP's independence.

   In its evaluation of PricewaterhouseCoopers LLP's independence, the Audit Committee was provided by PricewaterhouseCoopers with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee considered also whether the provision of financial information systems design and implementation and other non-audit services are compatible with maintaining PricewaterhouseCoopers LLP's independence.

   Based on the discussions with management and PricewaterhouseCoopers LLP concerning the audit, the independence discussions, and such other matters deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K.

                            Raymond F. Bentele (Chairman)
                            Ralph W. Clark
                            Richard T. Fisher
                            Thomas A. Hays
                            Alexander M. Levine
                            Maurice E. Purnell, Jr.
                            Alice L. Walton

                           OWNERSHIP OF COMMON STOCK

   The table below sets forth the beneficial ownership of Common Stock on March 5, 2002, by the Company's Directors, the Chief Executive and the other four most highly compensated Executive Officers, Director nominees, and all Directors and Executive Officers as a Group.

                                                                                         Common Stock
                                                                                    ----------------------
                                                                                    Beneficially     % of
Directors and Executive Officers                                                    Owned(1)(2)    Class(3)
--------------------------------                                                    ------------   --------
Raymond F. Bentele, Director.......................................................      14,293        --
Ralph W. Clark, Director...........................................................       3,632        --
Harry M. Cornell, Jr., Chairman of the Board.......................................   5,288,371      2.69%
Robert Ted Enloe, III, Director....................................................      19,382        --
Richard T. Fisher, Director........................................................     118,200        --
Bob L. Gaddy, Director.............................................................   1,075,585(4)    .55%
Karl G. Glassman, Senior Vice President and President--Residential Furnishings
  Segment..........................................................................     119,532        --
Michael A. Glauber, Senior Vice President, Finance and Administration..............     487,825       .25%
David S. Haffner, Executive Vice President and Chief Operating Officer and Director     956,513       .49%
Thomas A. Hays, Director...........................................................      41,917        --
Robert A. Jefferies, Jr., Senior Vice President, Strategic Planning and Director...     988,832       .50%
Alexander M. Levine, Director......................................................   1,004,048       .51%
Duane W. Potter, Senior Vice President and Director................................     471,608       .24%
Maurice E. Purnell, Jr., Director..................................................      26,791        --
Alice L. Walton, Director..........................................................     240,262       .12%
Felix E. Wright, President and Chief Executive Officer and Director................   2,988,035(5)   1.52%
All Executive Officers and Directors as a Group (21 Persons).......................  14,272,657      7.18%

---------------------
(1) The shares shown above as beneficially owned include those shares the following persons have the right to acquire within 60 days from March 5, 2002 by way of option exercise: Mr. Bentele--10,293; Mr. Clark--2,832; Mr. Cornell--237,548; Mr. Enloe--15,382; Mr. Gaddy--159,102; Mr.
    Glassman--67,226; Mr. Glauber--102,987; Mr. Haffner--351,684; Mr.
    Hays--8,160; Mr. Jefferies--387,450; Mr. Levine--400; Mr. Potter--66,190;
    Mr. Purnell--16,791; Ms. Walton--12,754; Mr. Wright--767,520; and all Executive Officers and Directors as a group (21 Persons)--2,417,167.
(2) The shares shown above as beneficially owned include phantom stock, or "stock units," held on account under the Company's Executive Deferred Stock Program and Executive Stock Unit Program. Participants have no voting rights with respect to stock units. Ownership attributable to stock units is as follows: Mr. Cornell--74,256; Mr. Gaddy--69; Mr. Glassman--167; Mr. Glauber--39,711; Mr. Haffner--178,407; Mr. Jefferies--173,625; Mr.
    Potter--47,407; Mr. Wright--301,271 and all Executive Officers and Directors as a group (21 persons)--815,442.
(3) Beneficial ownership of less than .1% of the class is not shown.
(4) Includes 1,400 shares held by a private charitable foundation of which Mr. Gaddy is co-trustee. He shares voting and investment power of these shares.
(5) Includes 95,962 shares held as trustee for the Felix S. and Opal Wright Unified Credit and GST Trust and 36,484 shares held as trustee for the Felix S. and Opal Wright Residuary Trust.

Security Ownership of Certain Beneficial Owners

   The Company knows of no beneficial owner of more than 5% of its Common Stock as of March 5, 2002, except as set out below.

                                            Amount and Nature of Percent
       Name and Address of Beneficial Owner Beneficial Ownership of Class
       ------------------------------------ -------------------- --------
           FMR Corp........................      15,576,676(1)     7.9%
            82 Devonshire Street
            Boston, MA 02109

           AXA Financial, Inc..............      15,325,596(2)     7.8%
           1290 Avenue of the Americas
            11th Floor
            New York, NY 10104

---------------------
(1) FMR Corp. has sole dispositive power with respect to 15,576,676 shares and sole voting power with respect to 756,216 shares. This information is based on Amendment No. 7 to Schedule 13G of FMR Corp., dated February 14, 2002, which reported beneficial ownership as of December 31, 2001.
(2) AXA Financial, Inc. has sole dispositive power with respect to 15,314,096 shares, shared dispositive power with respect to 11,500 shares, shared voting power with respect to 1,309,740 shares, and sole voting power with respect to 7,011,164 shares. This information is based on Schedule 13G of AXA Financial, Inc., dated February 13, 2002, which reported beneficial ownership as of December 31, 2001.

                                FINANCIAL DATA

   The Company's Annual Report to Shareholders containing financial statements of the Company for the year ended December 31, 2001, has been enclosed in the same mailing with this Proxy Statement.

                          2003 SHAREHOLDER PROPOSALS

   Shareholder proposals must conform to the Company's Bylaws and the requirements of the Securities and Exchange Commission ("SEC"). If a shareholder intends to present a proposal at the 2003 Annual Meeting, SEC rules require that the Company receive the proposal at its principal executive offices by November 28, 2002, for possible inclusion in the Proxy Statement. The Company will determine whether to include a proposal in the Proxy Statement in accordance with SEC rules governing the solicitation of proxies.

   If a shareholder intends to nominate a candidate for Director, the Company's Bylaws require that the Company receive timely notice of the nomination. A nomination for the 2003 Annual Meeting will be considered timely if it is received by February 7, 2003. The notice of nomination must describe various matters specified in the Company's Bylaws, including the name and address of the shareholder making the nomination, the number of shares held by the shareholder, each proposed nominee, each of their occupations, and certain other information.

   If a shareholder intends to bring other business before the 2003 Annual Meeting, the Company's Bylaws require that the Company receive notice between January 7, 2003, and January 27, 2003. The notice must include a description of the proposed business, the name and address of the shareholder and number of shares held, any material interest of the shareholder in the business, and other matters specified in the Company's Bylaws. The nature of the business also must be appropriate for shareholder action under applicable law.

   The Bylaw requirements also apply in determining whether notice is timely under SEC rules relating to the exercise of discretionary voting authority.

   Each notice must be given to the Secretary of the Company, whose address is No. 1 Leggett Road, Carthage, Missouri 64836.

                                 OTHER MATTERS

   The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote the proxy in accordance with their judgment. The proxy gives them discretionary authority to vote on any additional matters that come before the meeting.

                                          By Order of the Board of Directors

                                          Ernest C. Jett
                                          Secretary
Carthage, Missouri
March 28, 2002

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

================================================================================
                          LEGGETT & PLATT, INCORPORATED
================================================================================
                      1. Election of Directors- Nominees:

                      (01) Raymond F. Bentele (02) Ralph W. Clark                              For All      With-     For All
                      (03) Harry M. Cornell, Jr. (04) Robert Ted Enloe, III                    Nominees     hold      Except
                      (05) Richard T. Fisher, (06) Karl G. Glassman,
                      (07) Michael A. Glauber, (08) David S. Haffner,                            [_]         [_]        [_]
                      (09) Thomas A. Hays, (10) Maurice E. Purnell, Jr.
                      (11) Alice L. Walton, (12) Felix E. Wright


CONTROL NUMBER:       NOTE: If you do not wish your shares voted "For"  a
                      particular nominee, mark the "For All Except" box
                      and strike a line through the name(s) of the nominee(s)
                      you wish to exclude. Your shares will be voted for the
                      remaining nominee(s).




                      2. The ratification of the appointment by the Board of                   For      Against   Abstain
                         PricewaterhouseCoopers LLP as auditor of the
                         Company and its consolidated subsidiaries for the fiscal              [_]        [_]       [_]
                         year ending December 31, 2002.

   Please be sure to sign and date this Proxy. Date
--------------------------------------------------------------------------------

    Shareholder sign here          Co-owner sign here


                         This proxy will be voted as specified. If no specification is made, this proxy will be voted for proposals 1 and 2 and in the discretion of the proxies upon such other business as may properly come before the meeting and any adjournment thereof.

DETACH CARD                                                                                                              DETACH CARD

                          Leggett & Platt, Incorporated

Dear Shareholder,

Enclosed is material relating to the Company's 2002 Annual Meeting of Shareholders, which will be held on May 8, 2002 at the Company's Headquarters in Carthage, Missouri. The Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting. The business includes two proposals of the Board of Directors: (1) the election of Directors; and (2) the ratification of the Board's selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2002.

The Board recommends that you vote "FOR" each of the proposals.

You can vote in one of three ways: (1) by Internet at www.eproxyvote.com/leg; or
(2) by telephone at 1-800-758-6973 (available 24 hours a day, 7 days a week); or
(3) by marking, signing, dating and returning your proxy card in the accompanying postage-paid envelope. If you vote by Internet or telephone, there is no need to mail the proxy card.

Additionally, if you would like to receive future proxy materials and other Company communications electronically via the Internet, please provide your consent at www.econsent.com/leg or follow the instructions on the voting website, www.eproxyvote.com/leg.

Your votes are important to us. We look forward to hearing from you.

                          LEGGETT & PLATT, INCORPORATED

           This Proxy is solicited on behalf of the Board of Directors


The undersigned hereby appoints Harry M. Cornell, Jr., Felix E. Wright, Michael
A. Glauber and Ernest C. Jett, or any one of them, with full power of substitution, as attorneys-in-fact of the undersigned to vote the shares of stock of which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Leggett & Platt, Incorporated, to be held at the Company's Corporate Headquarters, No. 1 Leggett Road, Carthage, Missouri, on Wednesday, May 8, 2002, at 10:00 a.m. local time and at any adjournment thereof.

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the reverse side of this card. If stock is jointly owned, both parties must sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.
--------------------------------------------------------------------------------

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE







                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

    If you vote by telephone or the Internet, DO NOT return your proxy card.

                                     VOTE BY

                         TELEPHONE *** INTERNET *** MAIL

      Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-------------------------------------  -----------------------------------    -----------------------------------
         TELEPHONE                                INTERNET                               MAIL
       1-800-758-6973
         (Toll Free)                         www.eproxyvote.com/leg
                                             ----------------------
                                                                              .  Mark, sign and date this proxy
                                                                                 card on the reverse side
   . Use any touch tone telephone      .  Go to the website address
                                          indicated above                     .  Detach this proxy card
   . Have this proxy card in hand
                                       .  Have this proxy card in hand        .  Return this proxy card in the
   . Enter the Control Number located                                            postage-paid envelope provided
     on the reverse side of this       .  Enter the Control Number located
     card                                 on the reverse side of this card

   . Follow the simple recorded        .  Follow the simple instructions
     instructions
-------------------------------------  -----------------------------------    -----------------------------------